UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2006

PROFILE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29196	91-1418002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Park Avenue, Suite 201
Manhasset, NY	11030
(Address of principal executive offices)	(Zip Code)

516-365-1909
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers.

On December 23, 2006, William A. Krivsky, who served on the Board of Directors of Profile Technologies, Inc. (the “Company”), passed away unexpectedly. The Company has not yet begun the process of identifying and interviewing qualified candidates to fill the vacancy created by Mr. Krivsky’s departure, but intends to do so as soon as practicable.

The Company extends its condolences to Mr. Krivsky’s family.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profile Technologies, Inc.

By:	/s/ Henry E. Gemino
Name:	Henry E. Gemino
Title:	Chief Executive Officer & Chief Financial Officer

January 3, 2007